Exhibit 99.2

_________________________________________________________________________________________________

CenterPoint Energy announces internal spin of Enable Midstream interests from CenterPoint Energy Resources Corp.

•	CenterPoint Energy's Enable common units and general partner interest now included in newly created subsidiary, CenterPoint Energy Midstream, Inc.

•	CenterPoint Energy Midstream, Inc. is capitalized by CenterPoint Energy, Inc.

Houston - Sep. 4, 2018 - CenterPoint Energy, Inc. (NYSE: CNP) today reported the completion of an internal spin of its Enable Midstream Partners, LP (Enable) common units and interests in Enable's general partner, Enable GP, LLC (Enable GP), from CenterPoint Energy Resources Corp. (CERC) to CenterPoint Energy Midstream, Inc. (CNP Midstream). The newly established CNP Midstream now holds all of CenterPoint Energy’s interest in Enable and Enable GP except for CenterPoint Energy's investment in $363 million of Enable’s 10% perpetual preferred securities.

CNP Midstream is a direct subsidiary of and is capitalized by CenterPoint Energy. Legacy midstream indebtedness will be reduced at CERC by capital contributions in the near term and is expected to be reduced at the holding company by other sources by year-end. CNP Midstream is not expected to be a separate Securities and Exchange Commission (SEC) registrant, nor is it expected to have its own public credit rating.

This press release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this press release regarding the reduction of legacy midstream debt, including the timing for such events, are not historical facts and are forward-looking statements. Factors that could cause actual events and results to differ from those indicated by the forward-looking statements include factors discussed in CenterPoint Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, CenterPoint Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, and CenterPoint Energy's other filings with the SEC.

Risks Related to CenterPoint Energy
Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable, the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-rate regulated products and services and effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (6) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) CenterPoint Energy’s expected timing, likelihood and benefits of completion of CenterPoint Energy’s pending merger with Vectren Corporation (Vectren), including the timing, receipt and terms and conditions of any required approvals by governmental and regulatory agencies that could reduce anticipated benefits or cause the parties to delay or abandon the pending transactions, as well as the ability to successfully integrate the businesses and realize anticipated benefits, the possibility that long-term financing for the pending transactions may not be put in place before the closing of the pending transactions or that financing terms may not be as expected and the risk that the credit ratings of the combined company or its subsidiaries may be different from what CenterPoint Energy expects; (8) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates; (9) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (10) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials on CenterPoint Energy and Enable; (11) actions by credit rating agencies, including any potential downgrades to credit ratings; (12) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (13) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (14) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (15) the impact of unplanned facility outages; (16) any direct or indirect effects on CenterPoint Energy’s or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (17) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital; (18) CenterPoint Energy’s ability to control operation and maintenance costs; (19) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (20) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (21) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (22) changes in rates of inflation; (23) inability of various counterparties to meet their obligations to CenterPoint Energy; (24) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (25) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including but not limited to, its financial and weather hedges and commodity risk management activities; (26) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (27) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy's interests in Enable, if any, whether through CenterPoint Energy’s decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to us or Enable; (28) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition or divestiture plans; (29) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (30) the outcome of litigation; (31) the ability of retail electric providers (REPs), including REP affiliates of NRG Energy, Inc. (NRG) and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (31) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy Incorporated and Reliant Resources, Inc.), a wholly-owned subsidiary of NRG, and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations; (33) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (34) the timing and outcome of any audits, disputes and other proceedings related to taxes; (35) the effective tax rates; (36) the effect of changes in and application of accounting standards and pronouncements; and (37) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the SEC.

Risks Related to the Merger
Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (3) the risk that a condition to the closing of the proposed transactions or the committed financing may not be satisfied, (4) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (5) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (6) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (7) the timing to consummate the proposed transactions, (8) the costs incurred to consummate the proposed transactions, (9) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (10) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (11) the credit ratings of the companies following the proposed transactions, (12) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and (13) the diversion of management time and attention on the proposed transactions.